UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

QUEPASA Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33105

Nevada	86-0879433
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7550 E. Redfield Rd.

Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

480-348-2665

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2007, Quepasa Corporation (the “Company”) held its annual meeting of stockholders. At this meeting, the stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the Company’s 2006 Stock Incentive Plan (the “2006 Plan”). The 2006 Plan provides for various types of equity awards that may be made to officers, other employees and key individuals, directors, and consultants. The types of awards authorized under the 2006 Plan include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and stock. A total of 4,414,925 shares of our common stock are reserved for issuance pursuant to the awards. The 2006 Plan also allows for awards that qualify as performance-based pay. The Compensation Committee of Quepasa’s Board selects award recipients and administers the 2006 Plan. In accordance with the terms of the 2006 Plan, the Compensation Committee has delegated limited authority to grant options to purchase the Company’s common stock to Robert B. Stearns, the Company’s Chairman of the Board and CEO, subject to certain limitations. The 2006 Plan will terminate on June 27, 2017.

Prior to the approval of the 2006 Plan, certain employees of the Company were granted options to purchase shares of the Company’s common stock under the 2006 Plan, subject to stockholder approval of the 2006 Plan, and with the stockholder approval of the 2006 Plan, such grants of options became effective. Charles B. Mathews, the Company’s Executive Vice President and Chief Financial Officer, a “named executive officer” from the Company’s proxy statement relating to its June 27, 2007 annual meeting of shareholders, was granted 30,000 options to purchase the Company’s common stock.

The description of the 2006 Plan contained herein is qualified in its entirety by reference to the full text of the 2006 Plan. In addition, a more detailed description of the 2006 Plan is contained in the Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders and is incorporated herein by this reference.

A copy of the Company’s 2006 Plan is attached hereto as Exhibit 10.1 and the forms of Non-Qualified Stock Option Agreement and Incentive Stock Option Agreement are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2007, the Company’s stockholders approved an amendment to the Company’s Articles of Incorporation to provide for the classification of the Board. A copy of the amendment to the Articles of Incorporation is attached to this Form 8-K as Exhibit 3.1. On March 29, 2007, the Company’s Board approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide for the classification of the Board in order to make the Bylaws consistent with the amendment to the Articles of Incorporation. This amendment became effective on June 27, 2007, with the stockholders’ approval of the amendment to the Articles of Incorporation. A copy of the amended Bylaws is attached to this Form 8-K as Exhibit 3.2. As a result of the approval of the amendment to the Company’s Articles of Incorporation, Lionel Sosa and Dr. Jill Syverson-Stork were elected as Class I directors to serve until the 2008 Annual Meeting of Stockholders, Malcolm Jozoff and Michael Matte were elected as Class II directors to serve until the 2009 Annual Meeting of Stockholders, and Robert B. Stearns, the Company’s Chief Executive Officer, and Alonso Ancira were elected as Class III directors to serve until the 2010 Annual Meeting of Stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description	Page or Method of Filing
3.1	Amendment to Quepasa Corporation Articles of Incorporation	Filed herewith

3.2	Quepasa Corporation Amended and Restated Bylaws, as amended as of June 27, 2007	Filed herewith

10.1	Quepasa Corporation 2006 Stock Incentive Plan	Filed herewith

10.2	Form of Non-Qualified Stock Option Agreement	Filed herewith

10.3	Form of Incentive Stock Option Agreement	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA Corporation

Date July 3, 2007	/s/ Charles B. Mathews
Charles B. Mathews
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing
3.1	Amendment to Quepasa Corporation Articles of Incorporation	Filed herewith

3.2	Quepasa Corporation Amended and Restated Bylaws, as amended as of June 27, 2007	Filed herewith

10.1	Quepasa Corporation 2006 Stock Incentive Plan	Filed herewith

10.2	Form of Non-Qualified Stock Option Agreement	Filed herewith

10.3	Form of Incentive Stock Option Agreement	Filed herewith